UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Director

On June 21, 2016, 8point3 Holding Company, LLC (“Holdings”), the sole member of 8point3 General Partner, LLC (the “General Partner”), which is the general partner of 8point3 Energy Partners LP (the “Partnership”), removed Joseph G. Kishkill from the Board of Directors of the General Partner (the “Board”) effective July 5, 2016. Holdings removed Mr. Kishkill from the Board pursuant to the exercise by First Solar, Inc. (“First Solar”) of its right to request the removal of any director that First Solar had designated to serve on the Board. There were no disagreements between Mr. Kishkill and the General Partner or any officer or director of the General Partner which led to Mr. Kishkill’s removal from the Board.

Appointment of Director

On June 21, 2016, Holdings appointed Alexander R. Bradley as a member of the Board effective July 5, 2016. Mr. Bradley also became a member of the Project Operations Committee of the Board effective July 5, 2016.

Mr. Bradley will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and Mr. Bradley’s existing indemnification agreement with the Partnership and the General Partner. Mr. Bradley was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Bradley that would be reportable under Item 404(a) of Regulation S-K.

Removal of Chief Financial Officer

On June 21, 2016, the Board removed Mark R. Widmar from the office of Chief Financial Officer of the General Partner effective July 5, 2016. The Board removed Mr. Widmar pursuant to Holdings’ recommendation and First Solar’s exercise of its right to request the removal of any officer that First Solar had designated. There were no disagreements between Mr. Widmar and the General Partner or any officer or director of the General Partner which led to Mr. Widmar’s removal from the office of Chief Financial Officer of the General Partner. Mr. Widmar will remain a member of the Board.

Appointment of Chief Financial Officer

On June 21, 2016, Holdings, with the approval of the Board, appointed Bryan Schumaker as Chief Financial Officer of the General Partner effective July 5, 2016. Holdings appointed Mr. Schumaker pursuant to its right to appoint, subject to the approval of the Board, the Chief Financial Officer of the General Partner, as well as First Solar’s exercise of its right to request the replacement of any officer that First Solar had designated.

Mr. Schumaker, age 40, joined First Solar in April 2008 as Assistant Corporate Controller, was appointed Vice President, Corporate Controller in December 2011, and was

appointed Chief Accounting Officer in July 2015.  Prior to joining First Solar, Mr. Schumaker held a number of positions with Swift Transportation Company from January 2003 to April 2008, including Vice President, Corporate Controller. Mr. Schumaker was also an auditor at KPMG LLP from December 2000 to January 2003. Mr. Schumaker holds a Bachelor’s degree in Business Administration with a major in Accounting from the University of New Mexico Anderson School of Management and is a Certified Public Accountant in Arizona.

Mr. Schumaker will be fully indemnified by the Partnership for actions associated with being an officer to the fullest extent permitted under Delaware law pursuant to the Partnership Agreement. The Partnership and the General Partner will enter into an indemnification agreement with Mr. Schumaker in the form of the Partnership’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2015, and is incorporated herein by reference.

Mr. Schumaker was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Schumaker that would be reportable under Item 404(a) of Regulation S-K.

Removal of Vice President of Operations

On June 21, 2016, the Board removed Mr. Bradley from the office of Vice President of Operations of the General Partner effective July 5, 2016. The Board removed Mr. Bradley pursuant to Holdings’ recommendation and First Solar’s exercise of its right to request the removal of any officer that First Solar had designated. There were no disagreements between Mr. Bradley and the General Partner or any officer or director of the General Partner which led to Mr. Bradley’s removal from the office of Vice President of Operations of the General Partner. As discussed above, Mr. Bradley was appointed as a member of the Board effective July 5, 2016.

Appointment of Vice President of Operations

On June 21, 2016, Holdings, with the approval of the Board, appointed Max Gardner as Vice President of Operations of the General Partner effective July 5, 2016. Holdings appointed Mr. Gardner pursuant to its right to appoint, subject to the approval of the Board, the Vice President of Operations of the General Partner, as well as First Solar’s exercise of its right to request the replacement of any officer that First Solar had designated.

Mr. Gardner, age 35, joined First Solar in 2010 as a Manager in the Project Finance group and was appointed Vice President, Project Finance (North America) in 2016. Prior to joining First Solar, Mr. Gardner was a strategy consultant at a boutique cleantech management consultancy from 2008 to 2010, and he began his career with General Electric in a management rotation program and as an analyst in the renewable energy finance group in 2003.  Mr. Gardner holds a Master’s of Business Administration from Harvard Business School and a Bachelor of Science in Computer Science from the University of Southern California.

Mr. Gardner will be fully indemnified by the Partnership for actions associated with being an officer to the fullest extent permitted under Delaware law pursuant to the Partnership Agreement. The Partnership and the General Partner will enter into an indemnification agreement with Mr. Gardner in the form of the Partnership’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 24, 2015, and is incorporated herein by reference.

Mr. Gardner was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Gardner that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

As previously reported, in connection with the closing of the Partnership’s initial public offering on June 24, 2015, First Solar and SunPower Corporation agreed to forego any distributions declared on their common and subordinated units of 8point3 Operating Company, LLC (“OpCo”), during the “forbearance period,” as defined in OpCo’s Amended and Restated Limited Liability Agreement (the “OpCo LLC Agreement”).

On June 21, 2016, the Board determined, with the concurrence of the Conflicts Committee, that OpCo will be able to earn and pay at least the minimum quarterly distribution on each of its outstanding common and subordinated units in respect of the quarters ending August 31, 2016 and November 30, 2016. As a result, the forbearance period terminated pursuant to the terms of the OpCo LLC Agreement on June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: June 27, 2016	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel